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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)  July 13, 2005
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                          REUNION INDUSTRIES, INC.
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           (Exact name of registrant as specified in its charter)


        DELAWARE                   01-15739                 06-1439715
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(State of Incorporation)     (Commission File No.)     (IRS Employer ID No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
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       (Address of principal executive offices, including zip code)


                              (412) 281-2111
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           (Registrant's telephone number, including area code)


                              NOT APPLICABLE
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       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01 - Entry into Material Definitive Agreements

	On July 8, 2005, Reunion Industries, Inc. (?Reunion?) entered into a Settlement Agreement (the ?Settlement Agreement?) with Shaw NapTech, Inc. (?NapTech?). Pursuant to the Settlement Agreement, on July 12, 2005, Reunion paid NapTech $1.65 million (the ?Reunion Settlement Payment?) in settlement of Reunion?s indebtedness to NapTech in the approximate amount of $5.1 million under a promissory note and related judgment.

	In connection with the NapTech settlement, Wachovia Bank, National Association (?Wachovia?) made a $3.1 million supplemental loan to Reunion under its existing $25 million loan facility, thereby increasing the total amount of the supplemental loan portion of the facility to $6.1 million. Reunion used $1.65 million of this additional supplemental loan to make the Reunion Settlement Payment to NapTech and will use the balance of the loan proceeds for inventory purchases and to support letters of credit that may be issued for it under the Wachovia facility. Wachovia required, as a condition to making the additional supplemental loan, that LC Capital Master Fund, Ltd. (?LCC?) purchase an additional $3.1 million junior participation interest in the Wachovia loan facility, and LCC did so, thereby increasing its junior participation interest in the facility to $6.1 million. LCC in turn simultaneously sold a 50% interest in its junior participation interest to WebFinancial Corporation (?Web?).

	To induce LCC to purchase the additional junior participation interest in the Wachovia loan facility and to induce Web to purchase a 50% interest in such junior participation interest, Reunion issued warrants to LCC and Web, as described in Item 3.02, below.

	Reunion?s indebtedness under the Wachovia loan facility, including the supplemental loans, is secured by liens on substantially all of Reunion?s assets.

	As a result of the NapTech settlement, Reunion will recognize a gain on debt extinguishment of approximately $3.4 million.



Item 3.02 ? Unregistered Sales of Equity Securities

       On July 12, 2005, Reunion issued two warrants (the ?Warrants?), one to LCC and one to Web, to purchase, in each case, 387,500 shares of Reunion?s common stock at a price of $0.01 per share. The Warrants are exercisable at anytime until July 12, 2010.

	Reunion issued the Warrants in consideration of (1) LCC?s purchase of an additional $3.1 million junior participation interest in the Wachovia loan facility and (2) Web?s purchase from LCC of a 50% participation interest in such junior participation interest, as described above in Item 1.01. Reunion did not receive any cash consideration for the issuance of the Warrants.




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       The issuance of the Warrants is exempt from registration under Section
4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under such Act, based on the following:
 (1) This transaction was a private placement, with the Warrants being issued to only two entities, LCC and Web. (2) Each of LCC and Web has represented to Reunion that it is an ?accredited investor? within the meaning of Rule 501(a) of Regulation D. (3) Both LCC and Web at all relevant times had access to the same kind of information about Reunion that would be included in a registration statement covering the Warrants and the shares issued upon exercise thereof. (4) Each of LCC and Web has represented to Reunion that it is or will be acquiring the Warrants and the shares issuable upon exercise thereof for its own account and not with a view to the distribution thereof.
(5) Neither the Warrants nor the shares issuable upon exercise thereof may be sold or transferred by LCC or Web in the absence of an effective registration statement under the Act covering such securities or an applicable exemption from such registration.









                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:    July 13, 2005                        REUNION INDUSTRIES, INC.
       ----------------                              (Registrant)

                                              By: /s/ John M. Froehlich
                                                  ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer

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